Exhibit 99.3

Instruction to DTC Participants

From Beneficial Owner of

5.50% Senior Notes due 2015

6.05% Senior Notes due 2016

of

MID-AMERICA APARTMENTS, L.P.

The undersigned hereby acknowledges receipt of the prospectus, dated May     , 2014, of Mid-America Apartments, L.P., a Tennessee limited partnership (the “Company”), and the letter of transmittal, that together constitute the Company’s offer to exchange up to (i) $169,112,000 aggregate principal amount of its new 5.50% Senior Notes due 2015 (CUSIP No.: 59523U AH0) (the “New 2015 Notes”) and (ii) $68,130,000 aggregate principal amount of its new 6.05% Senior Notes due 2016 (CUSIP No.: 59523U AK3) (the “New 2016 Notes” and, together with the New 2015 Notes, the “New Notes”), which, in each case, have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all of its outstanding unregistered (i) 5.50% Senior Notes due 2015 (CUSIP Nos.: 59523U AC1 and U59353 AB5) (the “Original 2015 Notes”) and (ii) 6.05% Senior Notes due 2016 (CUSIP Nos.: 59523U AD9 and U59353 AC3) (the “Original 2016 Notes” and, together with the Original 2015 Notes, the “Original Notes”), respectively. Original Notes may be tendered in a principal amount of $2,000 and integral multiples of $1,000 in excess thereof.

This will instruct you, the book-entry transfer facility participant, as to the action to be taken by you relating to the exchange offer with respect to the Original Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the prospectus and the letter of transmittal.

The aggregate face amount of the Original Notes held by you for the account of the undersigned is (fill in amount):

$         of 5.50% Senior Notes due 2015

$         of 6.05% Senior Notes due 2016

With respect to the applicable Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐ To TENDER ALL of the Original Notes held by you for the account of the undersigned.

☐ To TENDER the following Original Notes held by you for the account of the undersigned (insert principal amount of Original Notes to be tendered, if any):

$         of 5.50% Senior Notes due 2015

$         of 6.05% Senior Notes due 2016

☐ NOT to TENDER any Original Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender Original Notes held by you for the account of the undersigned, the undersigned represents, warrants and agrees that:

•	you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties and agreements contained in the letter of transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that:

•	the New Notes acquired pursuant to an Exchange Offer are being acquired in the ordinary course of business of the undersigned;

•	the undersigned is not engaging in and does not intend to engage in a distribution of the New Notes;

•	the undersigned does not have an arrangement or understanding with any person to participate in the distribution of such New Notes;

•	the undersigned is not an “affiliate” of the Company or Mid-America Apartment Communities, Inc., within the meaning of Rule 405 under the Securities Act;

•	any person who is a broker-dealer registered under the Securities Exchange Act of 1934, as amended, or is participating in an Exchange Offer for the purpose of distributing the New Notes, must comply with the registration and delivery requirements of the Securities Act in connection with a secondary resale transaction of the New Notes or interests therein acquired by such person and cannot rely on the position of the staff of the Securities and Exchange Commission (the “SEC”) set forth in certain no-action letters;

•

a secondary resale transaction described in the previous bullet point and any resales of New Notes or interests therein obtained by such holder in exchange for Original Notes or interests therein originally acquired by such holder directly from the Company should be covered by an effective registration statement containing the selling security holder information required by Item 507 or Item 508, as applicable, of Regulation S-K or the SEC;

•	if the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Original Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes, the undersigned is not deemed to admit that it is an “underwriter” within the meaning of the Securities Act; and

•	the undersigned is not acting on behalf of any person who could not truthfully make the foregoing representations.

•	you, on behalf of the undersigned, agree to the terms set forth in the letter of transmittal; and

•	you will take such other action as necessary under the prospectus or the letter of transmittal to effect the valid tender of Original Notes.

If an executed copy of this instruction letter is returned, the entire principal amount of Original Notes held for the undersigned’s account will be tendered unless otherwise specified above.

The undersigned hereby represents and warrants that the undersigned (1) owns the Original Notes tendered and is entitled to tender such notes, and (2) has full power and authority to tender, sell, exchange, assign and transfer the Original Notes and to acquire New Notes issuable upon the exchange of such tendered Original Notes, and that, when the same are accepted for exchange, the Company will acquire good, marketable and unencumbered title to the tendered Original Notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right or restriction or proxy of any kind.

SIGN HERE

Name of beneficial owner(s) (please print):

Signature(s):

Capacity (full title), if signing in a fiduciary or representative capacity:

Address:

Telephone Number:

Taxpayer Identification Number or Social Security Number:

Date: